EXHIBIT A

Pursuant to Rule 13d-1(k) of Regulation 13D-G of the General Rules and Regulations of the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, the undersigned agrees that the statement to which this Exhibit is attached is filed on behalf of each of them in the capacities set forth below.

Dated: May 10, 2013	By:	/s/ Krista Rosen

Attorney-in-Fact for:

William and Susan Oberndorf Trust, dated 10/19/98 (1)
Oberndorf Family Partners (1)
William E. Oberndorf (1)
Caroline G. Oberndorf (1)
Peter Oberndorf Irrevocable Trust, dated 6/30/89 (1)
William E. Oberndorf Irrevocable Trust, dated 6/30/89 (1)
William and Susan Oberndorf Trust 2, dated 10/15/98 (1)
Betty Jane Weimer (1)

(1) A Power of Attorney authorizing Krista Rosen to act on behalf of this person or entity was previously filed.